SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-SPORTSMANS GUIDE INC.
          GABELLI FOUNDATION
                       8/30/06            5,000-           31.0000
          MARIO J GABELLI
                       8/30/06           20,000-           31.0000
          GABELLI SECURITIES, INC.
                       8/30/06            3,000-           31.0000
		  GABELLI ASSOCIATES LTD
                       8/30/06          130,060-           31.0000
                       8/15/06            3,100-           31.0500
		  GABELLI ASSOCIATES FUND II
                       8/30/06           10,600-           31.0000
          	  GABELLI ASSOCIATES FUND
                       8/30/06          125,071-           31.0000
          MJG ASSOCIATES, INC.
	    	  GABELLI INTERNATIONAL II LTD
                       8/30/06            5,000-           31.0000
		  GABELLI FUND, LDC
                       8/30/06           10,000-           31.0000
          GAMCO ASSET MANAGEMENT INC.
                       8/30/06          100,000-           31.0000
                       8/30/06           52,592-           31.0000
                       8/15/06            2,500-           31.0500
          GABELLI FUNDS, LLC.
              GABELLI ABC FUND
                       8/30/06           45,000-           31.0000
                       8/15/06            5,000-           30.8624

(1) THE DISPOSITIONS ON 8/30/06 WERE IN CONNECTION WITH THE ACQUISITION DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. UNDER THE TERMS
OF THE ACQUISITION, THE ISSUER'S SHAREHOLDERS RECEIVED $31.00 IN CASH
FOR EACH SHARE OF ISSUER'S COMMON STOCK. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATION MARKET.

(2) PRICE EXCLUDES COMMISSION.